UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Genesee & Wyoming Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Field Point Road Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip code)

203-629-3722

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, the Benefits Committee (the “Committee”) of Genesee & Wyoming Inc. (the “Company”) consented to the amendment and restatement of the Company’s Deferred Compensation Plan, now the Genesee & Wyoming Inc. Amended and Restated 2004 Deferred Compensation Plan (the “Plan”). The Committee is a management committee tasked by the Compensation Committee of the Board of directors of the Company (the “Compensation Committee”) with the administration of the Company’s benefit plans.

The Plan allows a group of management and highly compensated employees selected by the Committee, including the Company’s Executive Officers, and members of the Board of directors, to defer receipt of portions of their salary and/or annual incentive payments into accounts that mirror the gains and/or losses of several different investment funds the Committee has selected. The Plan does not offer above-market fixed interest rate returns or permit participants to defer their cash compensation into the Company’s common stock. Participants may defer up to 50% of base salary and 100% of annual cash incentive awards until the date or dates they have specified.

The Plan was amended to ensure it is compliant with Internal Revenue Code Section 409A (“Section 409A”). Specifically, the Plan provisions regarding the timing of elections and changes to elections, the revocation of elections, the permissible payment events and the ability to accelerate payments were modified to comply with the new rules under Section 409A. In addition, the definitions of certain terms, such as “separation from service,” were amended to comply with the definitions of such terms required by Section 409A.

Changes were also made to the Plan’s change in control provisions to ensure that the definition of change in control in the Plan conforms to Section 409A guidelines and to a definition previously established by the Compensation Committee, which included changes to the thresholds associated with change of control triggering events consistent with Section 409A.

Finally, certain administrative changes were made to the Plan to: clarify certain definitions; clarify when the Committee has authority to resolve disputes over benefits to which an executive may be entitled; remove age restrictions on Plan distributions to participating non-management Directors; conform the Plan to the current practice of allowing participants to specify either a dollar amount or a percent of eligible compensation to defer; ensure that Company contributions and matching amounts are properly documented; and clarify the Committee’s right to limit the frequency with which participants may change their investment elections.

The above description of the material changes to the Plan is qualified in its entirety by reference to the copy of the Plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Genesee & Wyoming Inc. Amended and Restated 2004 Deferred Compensation Plan, dated as of December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009

Genesee & Wyoming Inc.

By:	/s/ Allison M. Fergus
Name:	Allison M. Fergus
Title:	General Counsel and Secretary

EXHIBITS

Exhibit No.	Description
10.1	Genesee & Wyoming Inc. Amended and Restated 2004 Deferred Compensation Plan, dated as of December 31, 2008.